                        DEP CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED CONDENSED STATEMENTS OF
                        COMPUTATION OF EARNINGS PER SHARE
                                   (UNAUDITED)


                                                                Three Months Ended                  Nine Months Ended
                                                                     April 30,                            April 30,
                                                           -----------------------------        -----------------------------
                                                              1998              1997               1998              1997
                                                           -----------       -----------        -----------       -----------
Net income (loss) ..................................       $   681,000       $  (613,000)       $ 1,961,000       $(2,612,000)
                                                           ===========       ===========        ===========       ===========

Shares:
Weighted average shares outstanding - basic                  6,876,140         6,876,140          6,876,140         6,643,842

Effect of dilutive stock options ...................           162,231            18,670             80,493            49,656
                                                           -----------       -----------        -----------       -----------

Weighted average shares outstanding - diluted ......         7,038,371         6,894,810          6,956,633         6,693,498
                                                           ===========       ===========        ===========       ===========

Earnings (loss) per common share:
Basic ..............................................       $      0.10       $     (0.09)       $      0.28       $     (0.39)
                                                           ===========       ===========        ===========       ===========

Diluted ............................................       $      0.10       $     (0.09)       $      0.28       $     (0.39)
                                                           ===========       ===========        ===========       ===========


                                   Exhibit 11